   As filed with the Securities and Exchange Commission on February 16, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         FLEXTRONICS INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in its Charter)

          SINGAPORE                                    NOT APPLICABLE
 (State or other jurisdiction                         (I.R.S. Employer
      of Incorporation)                              Identification No.)


                               ------------------

                         FLEXTRONICS INTERNATIONAL LTD.
                            11 UBI ROAD 1, #07-01/02
                           MEIBAN INDUSTRIAL BUILDING
                                SINGAPORE 408723
                                  (65) 844-3366
                    (Address of Principal Executive Offices)

                               ------------------

                         Flextronics International Ltd.
                             1993 Share Option Plan
                        1997 Employee Share Purchase Plan
                           (Full Titles of the Plans)

                               ------------------

                                MICHAEL E. MARKS
                             CHIEF EXECUTIVE OFFICER
                         FLEXTRONICS INTERNATIONAL LTD.
                            11 UBI ROAD 1, #07-01/02
                           MEIBAN INDUSTRIAL BUILDING
                                SINGAPORE 408723
                                  (65) 844-3366

            (Name, Address, including zip code, and Telephone Number,
                   including area code, of Agent for Service)

                               ------------------

                                   COPIES TO:
                             DAVID K. MICHAELS, ESQ.
                             ANDREW H. FELLER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                               PALO ALTO, CA 94306
                                 (650) 494-0600

                               ------------------

                         CALCULATION OF REGISTRATION FEE

====================== =============== ===================== =================== ===============
 TITLE OF EACH CLASS    AMOUNT TO BE     PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
 OF SECURITIES TO BE     REGISTERED       OFFERING PRICE         AGGREGATE        REGISTRATION
      REGISTERED             (1)             PER SHARE        OFFERING PRICE (4)       FEE
--------------------   -------------- ---------------------- ------------------- ---------------
Ordinary Shares,
par value S$.01         10,000,000 (2)      $32.75 (3)           $327,500,000       $81,875.00
1993 Share Option
Plan................
--------------------    -------------- ---------------------- ------------------- ---------------
Ordinary Shares,           800,000 (2)      $32.75 (3)            $26,200,000        $6,550.00
par value S$.01
1997 Employee Share
Purchase Plan
--------------------    -------------- ---------------------- ------------------- ---------------
Total                   10,800,000              --               $353,700,000       $88,425.00
====================    ============== ====================== =================== ===============

(1) Reflects the Registrant's two-for-one stock split of its Ordinary Shares effected by a one-for-one bonus issue (the Singapore equivalent of a stock dividend) payable on October 16, 2000.

(2) Represents 10,000,000 additional shares available for issuance under the Flextronics International Ltd. 1993 Share Option Plan and 800,000 additional shares available for issuance under the Flextronics International Ltd. 1997 Employee Share Purchase Plan. With regard to the Shares available for issuance under the 1993 Share Option Plan, pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to the shares registered under Form S-8 Registration Statement Nos. 333-95189, 33-99924, 333-42255 and 333-71049. A
total of 40,800,000 shares issuable under the 1993 Share Option Plan has previously been registered under the Securities Act. With regard to the Shares issuable pursuant to the 1997 Employee Share Purchase Plan, pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this Registration Statement also relates to the shares registered under Form S-8 Registration Statement Nos. 333-95189 and 333-42255. A total of 1,600,000 shares issuable under the 1997 Employee Share Purchase Plan have previously been registered under the Securities Act.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per Ordinary Share of Flextronics International Ltd. on February 9, 2001 as reported by the Nasdaq National Market.

Item 8: Exhibits


EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
    4.1      Memorandum and New Articles of Association of the Registrant.
             (Incorporated by reference to Exhibit 3.01 of the Registrant's
             Quarterly Report on Form 10-Q for the quarter ended December 31,
             2000.)

    4.2      Registrant's 1993 Share Option Plan.

    4.3 Registrant's 1997 Employee Share Purchase Plan. (Incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form
             8-K for the event reported on January 21, 2000.)

    4.4 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K for the event reported on October 15, 1997.)

    4.5 Revolving Credit and Term Loan Agreement dated as of March 27, 1997 among the Registrant, The First National Bank of Boston, as Agent, and the other lending institutions listed on Schedule 1 attached thereto. The Registrant agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(a) of the Registrant's Current Report on Form 8-K for the event reported on March 27, 1997.)

    4.6      Revolving Credit Agreement dated as of March 27, 1997 among
             Flextronics International USA, Inc., The First National Bank of
             Boston, as Agent, and the other lending institutions listed on
             Schedule 1 attached thereto. The Registrant agrees to furnish a copy of the omitted schedule to the Commission upon request.
             (Incorporated by reference to Exhibit 5(b) of the Registrant's
             Current Report on Form 8-K for the event reported on March 27, 1997.)

    4.7 Credit Agreement dated April 3, 2000 among the Registrant, and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in Schedule I to the Credit
             Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet
             National Bank as documentation agent, Bank of America, National
             Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted.
             The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

    4.8      Credit Agreement dated as of April 3, 2000 among Flextronics
             International USA, Inc., The DII Group, Inc., the lenders named in
             Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank, as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
             (Incorporated by reference to Exhibit 10.27 of the Registrant's
             Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

    4.9      U.S. Dollar Indenture dated June 29, 2000 between Registrant and
             Chase Manhattan Bank and Trust Company, N.A., as trustee.
             (Incorporated by reference to Exhibit 4.1 of the Registrant's
             Annual Report on Form 10-K for fiscal year ended March 31, 2000.)

    4.10     Euro Indenture dated June 29, 2000 between the Registrant and Chase
             Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for fiscal year ended March 31, 2000.)

    5.1 Opinion of Allen & Gledhill with respect to the ordinary shares being registered.

   23.1      Consent of Arthur Andersen LLP, Independent Accountants.

   23.2      Consent of Deloitte & Touche LLP, Independent Auditors.

   23.3      Consent of Allen & Gledhill (included in Exhibit 5.1).

   24.1 Power of Attorney (included in the signature page of this Registration Statement).

       REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

        This registration statement on Form S-8 registers an aggregate of 10,800,000 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant's 1993 Share Option Plan and 1997 Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-95189) filed with the Securities and Exchange Commission on January 21, 2000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 16, 2001.

                                         FLEXTRONICS INTERNATIONAL LTD.

                                         By: /s/ Michael E. Marks
                                            ------------------------------------
                                            Michael E. Marks
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Marks and Robert R.B. Dykes, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                          Title                            Date
---------                                          -----                            ----
/s/ Michael E. Marks              Chairman of the Board, and Chief           February 16, 2001
----------------------------      Executive Officer (principal executive
Michael E. Marks                  officer)


/s/ Robert R.B. Dykes             President, Systems Group and Chief         February 16, 2001
---------------------------       Financial Officer (principal financial
Robert R.B. Dykes                 and account officer)


/s/ Tsui Sung Lam                 Director                                   February 16, 2001
---------------------------
Tsui Sung Lam


                                  Director                                   February 16, 2001
---------------------------
Michael J. Moritz


/s/ Richard L. Sharp              Director                                   February 16, 2001
---------------------------
Richard L. Sharp


                                  Director                                   February 16, 2001
---------------------------
Patrick Foley


/s/ Alain Ahkong                  Director                                   February 16, 2001
---------------------------
Alain Ahkong

                                  Director                                   February 16, 2001
---------------------------
Tommy Goh

                                  EXHIBIT INDEX



EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
   4.2       Registrant's 1993 Share Option Plan.

   5.1 Opinion of Allen & Gledhill with respect to the ordinary shares being registered.

  23.1       Consent of Arthur Andersen LLP, Independent Accountants.

  23.2       Consent of Deloitte & Touche LLP, Independent Auditors.

  23.3       Consent of Allen & Gledhill (included in Exhibit 5.1).

  24.1 Power of Attorney (included in the signature page of this Registration Statement).